UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

Beam Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39208	81-5238376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

238 Main Street
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 327-8775

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BEAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2024, the board of directors (the “Board”) of Beam Therapeutics Inc. (the “Company”) appointed Sravan K. Emany to the position of Chief Financial Officer of the Company, to be effective on December 19, 2024. In such capacity, Mr. Emany will be deemed the “principal financial officer” of the Company (as defined under the rules and regulations of the Securities and Exchange Commission).

Prior to accepting the offer to join the Company, Mr. Emany, age 47, held the positions of chief financial officer and chief operating officer with Ironwood Pharmaceuticals, Inc. (“Ironwood”), a publicly held global healthcare company, since December 2021. Prior to joining Ironwood, Mr. Emany served as corporate vice president, commercial excellence and chief strategy officer of Integra LifeSciences Holding Corporation (“Integra”), a publicly held global healthcare company, from March 2020 to December 2021, and as vice president of strategy, treasury and investor relations from February 2018 to March 2020. Prior to Integra, Mr. Emany served in various mergers and acquisitions investment banking roles at Bank of America and BofA Securities, formerly Bank of America Merrill Lynch, for nearly a decade, culminating in his service as managing director in the mergers and acquisitions group, where he led numerous mergers and acquisitions in the healthcare sector. He also served in various other financial roles, including with Goldman Sachs Group and Morgan Stanley. Mr. Emany serves on the board of directors of Assertio Holdings, Inc. (Nasdaq: ASRT). He holds a Bachelor’s degree in international relations from The Johns Hopkins University and a Master’s degree in international relations and international economics from The Johns Hopkins School of Advanced International Studies.

The Company has entered into an offer letter with Mr. Emany pursuant to which he is entitled to an annual base salary of $575,000. Mr. Emany is entitled to receive a one-time sign-on bonus in the amount of $325,000 and is also eligible for an annual incentive bonus targeted at 50% of his base salary.

In addition, pursuant to the terms of the offer letter, the Board’s Compensation Committee (the “Compensation Committee”) approved a grant to Mr. Emany of an incentive stock option under the Company’s 2019 Equity Incentive Plan (the “Plan”) to purchase 160,000 shares of the Company’s common stock at an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on December 31, 2024 (or, if no trades are reported on such date, the closing price on the most recent trading day preceding the date of grant on which a trade occurred). The stock option will have a ten-year term and will vest and become exercisable as to 25% of the option shares on the first anniversary of the vesting start date and as to the remainder of the option shares in equal monthly installments each month following such date for the subsequent thirty-six months such that the option would be fully vested with respect to the total option shares on the four-year anniversary of the date of grant, subject to Mr. Emany’s continued service to the Company through each applicable vesting date.

In addition, pursuant to the terms of the offer letter, the Compensation Committee approved a grant to Mr. Emany of 80,000 restricted stock units for shares of the Company’s common stock under the Plan, to be effective on December 31, 2024. The restricted stock unit award shall vest in four substantially equal annual installments on each of the first four anniversaries of the date of grant, subject to Mr. Emany’s continued service to the Company through each applicable vesting date.

Under the offer letter agreement, if Mr. Emany’s employment is terminated by the Company without cause, he will be entitled to receive (i) continued payment of his base salary for a period of twelve months and (ii) payment of a portion of his COBRA premiums for twelve months following his termination (or, if earlier, until the date on which Mr. Emany becomes eligible for coverage under a subsequent employer’s medical plan) in an amount equal to the employer portion of such premiums for active employees, subject to his eligibility for, and timely election of, COBRA coverage. In addition, if Mr. Emany’s employment is terminated by the Company without cause or by him for good reason within twelve months following or within thirty days immediately prior to a change in control, he will be entitled to receive (i) continued payment of his base salary for a period of twelve months following termination, (ii) an amount equal to his target annual bonus for the year of termination, (iii) immediate vesting of any unvested equity awards and (iv) payment of a portion of his COBRA premiums for twelve months (or, if earlier, until the date on which Mr. Emany becomes eligible for coverage under a subsequent employer’s medical plan) in an amount equal to the employer portion of such premiums for active employees, subject to his eligibility for, and timely election of, COBRA coverage.

Mr. Emany is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans.

The Company and Mr. Emany will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-233985) filed with the Securities and Exchange Commission on September 27, 2019.

Mr. Emany (a) is not a party to any other arrangements or understandings with any other person pursuant to which he was selected to serve as an officer of the Company, (b) has not been involved in any transactions with the Company or related persons of the Company that would require disclosure under Item 404(a) of Regulation S-K, and (c) does not have any family relationship with any members of the Board or any executive officer of the Company.

Item 7.01	Regulation FD Disclosure.

On December 6, 2024, the Company issued a press release announcing the hiring of Mr. Emany, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information under this Item 7.01, including Exhibit 99.1 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

99.1	Press Release Issued by Beam Therapeutics Inc. on December 6, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2024	Beam Therapeutics Inc.

	By:	/s/ John Evans
	Name:	John Evans
	Title:	Chief Executive Officer